Exhibit 20.2
Page 1 of 3

                     Navistar Financial 1994 - B Owner Trust
                              For the Month of July
                      Distribution Date of August 15, 1997
                            Servicer Certificate #37

Original Pool Amount                                      $215,029,773.64

Beginning Pool Balance                                     $38,934,169.80
Beginning Pool Factor                                           0.1810641

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,000,856.04
     Interest Collected                                       $296,842.29

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $95,536.23
Total Additional Deposits                                      $95,536.23

Repos / Chargeoffs                                             $34,640.48
Aggregate Number of Notes Charged Off                               24

Total Available Funds                                       $3,185,420.80

Ending Pool Balance                                        $36,106,487.04
Ending Pool Factor                                              0.1679139

Servicing Fee                                                  $32,445.14

Repayment of Servicer Advances                                $207,813.76

Reserve Account:
     Beginning Balance  (see Memo Item)                     $4,439,938.76
     Target Percentage                                               6.50%
     Target Balance                                                N/A
     Minimum Balance                                        $4,300,595.47
     (Release) / Deposit                                     ($139,343.29)
     Ending Balance                                         $4,300,595.47

Current Weighted Average APR:                                       8.709%
Current Weighted Average Remaining Term (months):                   17.51

Delinquencies                                             Dollars       Notes
    Installments:               1 - 30 days              $395,722.88     286
                                31 - 60 days             $127,034.41      86
                                60+  days                 $67,423.63      34

     Total:                                              $590,180.92     305

     Balances:                  60+  days                $438,643.72      34

Memo Item - Reserve Account
     Prior Month                                       $4,300,595.47
+    Invest. Income                                       $19,799.08
+    Excess Serv.                                        $119,544.21
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $4,439,938.76


Exhibit 20.2
Page 2 of 3

Navistar Financial 1994 - B Owner Trust
For the Month of July

                                                                    NOTES
                                                                 (Money Market)
                                                    TOTAL           CLASS A - 1         CERTIFICATES
                                               $215,029,773.64     $207,503,000.00      $7,526,773.64
Original Pool Amount
Distributions:
     Distribution Percentages                                                96.50%              3.50%
     Coupon                                                                   6.40%              6.63%

Beginning Pool Balance                          $38,934,169.80
Ending Pool Balance                             $36,106,487.04

Collected Principal                              $2,793,042.28
Collected Interest                                 $296,842.29
Charge - Offs                                       $34,640.48
Liquidation Proceeds / Recoveries                   $95,536.23
Servicing                                           $32,445.14
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $3,152,975.66

Beginning Balance                               $38,530,444.90      $37,181,147.75      $1,349,297.15

Interest Due                                       $205,748.69         $198,299.45          $7,449.24
Interest Paid                                      $205,748.69         $198,299.45          $7,449.24
Principal Due                                    $2,827,682.76       $2,728,713.86         $98,968.90
Principal Paid                                   $2,827,682.76       $2,728,713.86         $98,968.90

Ending Balance                                  $35,702,762.14      $34,452,433.89      $1,250,328.25
Note / Certificate Pool Factor                                              0.1660             0.1661
   (Ending Balance / Original Pool Amount)
Total Distributions                              $3,033,431.45       $2,927,013.31        $106,418.14

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $119,544.21
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $4,439,938.76
(Release) / Draw                                  ($139,343.29)
Ending Reserve Acct Balance                      $4,300,595.47


Exhibit 20.2
Page 3 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  July


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                              5                    4                  3                 2                 1
                                           Mar-97                Apr-97            May-97             Jun-97            Jul-97

Beginning Pool Balance                  $53,383,390.98       $49,061,237.52     $45,260,794.01    $42,521,808.43    $38,934,169.80

A)   Loss Trigger:
Principal of Contracts Charged Off          $78,951.97           $20,567.09          $3,954.37        $22,643.17        $34,640.48
Recoveries                                 $123,879.53           $77,352.92          $2,923.21             $0.00        $95,536.23

Total Charged Off (Months 5, 4, 3)         $103,473.43
Total Recoveries (Months 3, 2, 1)           $98,459.44
Net Loss / (Recoveries) for 3 Mos            $5,013.99 (a)

Total Balance (Months 5, 4, 3)         $147,705,422.51 (b)

Loss Ratio Annualized  [(a/b) * (12)]           0.0407%

Trigger:  Is Ratio > 1.5%                  No
                                                                                     May-97             Jun-97            Jul-97

B)   Delinquency Trigger:                                                          $540,688.30       $685,928.55       $438,643.72
     Balance delinquency 60+ days                                                      1.19461%          1.61312%          1.12663%
     As % of Beginning Pool Balance                                                    0.96524%          1.20949%          1.31145%
     Three Month Average

Trigger:  Is Average > 2.0%                No

C)   Noteholders Percent Trigger:               2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                No

Navistar Financial Corporation


by: /s/ R. W. Cain
           R. W. Cain
           Vice President and Treasurer